                                                                  EXHIBIT 10.12

                  MASTER SECONDMENT BORROWED SERVANT AGREEMENT


     This Master Secondment Borrowed Servant Agreement (this "Agreement") is entered into as of this 1st day of November, 1999, by and between PF Telecom LLC, a Delaware Corporation ("PFT") and PF.Net Corp., a Delaware
Corporation ("PF").

     WHEREAS, PFT currently owns approximately 32% of the outstanding equity interests in PF;

     WHEREAS, from time to time PF may have the need for additional personnel to assist in the operation of the business of PF and the facilities owned by PF; and

     WHEREAS; from time to time PFT may be able to supply personnel skilled in the operation of businesses and the type of facilities owned by PF.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

     1. TERM. The term of this Agreement shall begin as of November 1, 1999 and end on August 1, 2000. This Agreement may be extended on a month-to-month basis thereafter upon the mutual written consent of PFT and PF.

     2. "AFFILIATES" DEFINED. The term "Affiliates" as used herein shall mean any individual, corporation, partnership, limited liability company, joint venture, or any other form of organization not specifically listed herein that is directly or indirectly controlling, controlled by or under common control with either party, provided that, in no case, shall PF be deemed an Affiliate of PFT, nor shall PFT be deemed an affiliate of PF. As used in this definition, the term "control" and all of its derivatives shall mean the possession, direct or indirect of the power to cause the direction of or direct the management and policies of an individual, corporation, partnership, limited liability company, joint venture, or any form of organization not specifically listed herein, whether through ownership of voting securities, by contract or otherwise.

     3. SECONDED EMPLOYEES BORROWED SERVANTS. For the term of this Agreement, PFT agrees to loan or to take the steps necessary to have its Affiliates loan to PF on a full-time basis the individuals (hereinafter the "Seconded Employees") listed in Exhibit "A" attached hereto, as such exhibit may be amended from time to time with the mutual consent of PFT and PF and for the term listed on such Exhibit "A". Such Seconded Employees shall be "borrowed servants" of PF as the term is defined by any applicable workers' compensation statute, decision, regulation, or program, but shall remain employees of PFT or its Affiliates as the general employer. PF shall provide to the Seconded Employees sufficient office space,



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               supplies, and support to enable the Seconded Employees to perform the tasks and duties assigned to them by PF ("Employee
               Resources").

          4. EMPLOYEES CONSENT. No Seconded Employee shall be allowed to perform any task for PF unless that Seconded Employee previously has acknowledged his or her consent to work for PF on a temporary basis as a borrowed servant. Such acknowledgment shall be in the form of the Employee Acknowledgment attached to this Agreement as Exhibit "B".

          5. CONTROL. All Seconded Employees shall be subject to the exclusive direction and control of the management of PF throughout the term and while seconded, shall otherwise be acting as employees loaned to PF by PFT. PF shall have the right to assign a Seconded Employee to work for an Affiliate of PF with the prior consent of PFT. PFT shall have no right to direct or control the Seconded Employees while such Seconded Employees are performing duties for PF or its Affiliates under this Agreement.

          6. CHANGE OF STATUS. PF may terminate the secondment relationship with a Seconded Employee at any time upon providing PFT and the Employee with 30 days prior written notice. With the consent of PFT, PF may hire an Employee at any time to be an employee of PF or its Affiliates.

          7. WORKERS' COMPENSATION COVERAGE. PF shall supply workers' compensation coverage for all employees performing services under this Agreement. PF shall be responsible for the payment or defense of all workers' compensation claims arising out of the performance of services under this Agreement.

          8. INDEMNIFICATION. PF shall be solely responsible for and shall defend, indemnify and hold PFT, its Affiliates and all of their officers and directors, employees, agents, representatives and insurers and the Seconded Employees harmless from and against any and all claims, demands, debts, fines, damages, judgments, loss, expense, causes of action, regulatory actions, suits, attorneys' fees, costs and liability of every kind including, but not limited to, all special, indirect or consequential damages, expenses of litigation, court costs and reasonable attorneys' fees of PF, PFT, Seconded Employees or third parties imposed upon or incurred by PFT and arising directly or indirectly out of the performance of services under this Agreement or PF's business or operations and, including, but not limited to claims of discrimination, harassment, workers' compensation or any other claim regarding the Seconded Employee's secondment to PF. PF shall maintain liability insurance in an amount sufficient to cover the above-described undertaking and shall name PFT, its Affiliates and all of their officers and directors, employees, agents, representatives and insurers and the Seconded Employees as additional insureds.


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

          9. CHARGE FOR SERVICE. PF shall reimburse PFT within 30 days after receipt by PF of a PFT invoice for all Employment Costs incurred by PFT with respect to each Employee providing services under this Agreement and for all travel and incidental costs incurred by an Employee in accordance with the policies and procedures of PF while performing his or her duties for PF and paid by PFT. "Employment Costs" means an (either hourly, daily, weekly, or monthly) agreed upon by PFT and PF in advance which shall approximate the actual costs directly incurred by PFT or its Affiliates, as the case may be, in respect of the employment of each Seconded Employee, including the salary, benefits, bonuses, payroll and payroll-related taxes, employer's pension contributions, health insurance and other customary employee benefits. PFT or its Affiliates, as the case may be, shall not increase a Seconded Employee's Employment Costs except for customary increases made in the ordinary course of business consistent with past practice; provided, however, PFT shall give PF at least 10 days prior written notice. For sake of clarity, the amount of any bonuses and/or incentive compensation to be paid to a Seconded Employee for such employee's contribution to PF shall be determined at the sole discretion of PF and shall be paid in a lump sum in the month awarded and not subject to the monthly rate and PF agrees to reimburse PFT for such lump sum payment. At the election of PFT and upon 30 days prior written notice to PF, PF shall directly bear payroll and payroll-related taxes for each Employee.

               PF agrees to apply its best efforts in securing Employee Resources as soon as possible, and in no event, shall the time to secure Employee Resources exceed 60 days from the execution of this Agreement. Until such time as PF is able to provide such Employee Resources, PFT agrees to cooperate with PF in providing General Offices Resources; provided, however, PFT shall be entitled to reimbursement of General Office Resources Costs. "General Office Resources" shall include, but not be limited to, office space, telecommunication services, computer services, secretarial support, access to general office equipment, and office supplies. "General Offices Resources Costs" means a monthly rate agreed upon by PFT and PF in advance which shall approximate the actual expense directly incurred PFT or its Affiliates, as the case may be, with respect to providing each Employee with General Office Resources needed to perform the tasks and duties assigned to him or her by PF.

          10. EXCLUSIVE AGREEMENT. This Agreement shall supersede any prior agreements between any of the parties dealing with the subject contained herein.

          11. COUNTERPARTS. This Agreement may be executed by the parties simultaneously in one or more counterparts, each of which shall be


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

               deemed an original, but all of which shall constitute one and the same instrument.

          12. ASSIGNMENT. No assignment or transfer by either party of its rights and obligations under this Agreement will be made except with the prior written consent of the other party to this Agreement. This Agreement will be binding upon and will inure to the benefit of the parties and their successors and permitted assigns.

          13. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of Washington.

          14. MISCELLANEOUS. This Agreement may not be amended, modified, or supplemented except by written agreement of all of the parties. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the parties waive any provision of law which renders any such provision prohibited or unenforceable in any respect.




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



IN WITNESS WHEREOF, the parties hereto has caused this Agreement to be executed as of the date first above written.




PF TELECOM LLC


By: /s/ John Warta
    ----------------------

Print Name: John Warta
            --------------

Title: Managing Member
       -------------------




PF.NET CORP.


By: /s/ David L. Taylor
    ---------------------------

Print Name: David L. Taylor
           --------------------

Title: Vice President, Finance,
       and Chief Financial Officer
       ---------------------------

                                   EXHIBIT "A"


NAME OF EMPLOYEE                    TERM OF SECONDMENT

Brandon Drake                       November 1, 1999 to October 30, 2000

Clint Warta                         November 1, 1999 to October 30, 2000

Donald Branscome                    November 1, 1999 to October 30, 2000

Geoffrey Warta                      November 1, 1999 to October 30, 2000

George Warta                        November 1, 1999 to October 30, 2000

Greg Warta                          November 1, 1999 to October 30, 2000

Jinger Jacobson                     November 1, 1999 to October 30, 2000

Lauren Lahman                       November 1, 1999 to October 30, 2000

Lisa Chow                           November 1, 1999 to October 30, 2000

Matthew Wetzel                      November 1, 1999 to October 30, 2000

Mona Chambers                       November 1, 1999 to October 30, 2000

Nate Stiles                         November 1, 1999 to October 30, 2000

Paul Macri                          November 1, 1999 to October 30, 2000


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

                                   EXHIBIT "B"

                             EMPLOYEE ACKNOWLEDGMENT


     I am an employee of PF Telecom LLC ("PFT") or one of its subsidiaries or divisions ("PFT"). I understand that, while performing work for PF.Net Corp. or its Affiliates ("PF"), I will be a "borrowed servant" (as the term is defined by any applicable workers' compensation statute, decision, regulation or program) of PF. As a "borrowed servant," I understand that, if I am injured on the job, I will have the right to file a claim for worker's compensation benefits with PF. However, I understand that my compensation and employment benefits will be paid by PFT and reimbursed by PF and that I will not participate in any employee benefit plan maintained by PF.

     I further understand that persons within the employ of PF (or their agents) will supervise and control my actions while I am performing work for PF.

     I also understand that this acknowledgment is not an employment contract or a guarantee of continued employment, nor does it change my status as an employee-at-will. This acknowledgment supersedes and replaces any similar acknowledgment or employment agreement that I may have previously signed. I understand, further, that PF has the right to terminate my "borrowed servant" status upon providing me with at least 30 days prior written notice.

     I understand that I will be required to execute a confidentiality agreement with PF.

                                   Signature:___________________________________


                                   Printed Name:________________________________


                                   Date:________________________________________

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